Exhibit 4.11



                               August 3, 1999

Sonic Automotive, Inc.
5401 East Independence Blvd.
Charlotte, NC 28218
Attn: Theodore M. Wright

      RE:   SONIC AUTOMOTIVE / MANHATTAN AUTO GROUP

Dear Mr. Wright:

      The parties hereto hereby agree as follows:

      1. Reference is hereby made to the Agreement and Plan of Merger dated as of April 6, 1999, as amended (the "MERGER AGREEMENT"), among Sonic Automotive, Inc. ("SONIC"), Manhattan Auto, Inc., and Joseph Herson, Mollye Mills, John Jaffe and Richard Mills (collectively, the "SELLERS"). Each capitalized term used herein and not defined herein shall have the meaning ascribed to such term in the Merger Agreement.

      2. ORIGINAL ISSUANCE SHARES.

            (a) (i) As used herein, the term "ORIGINAL ISSUANCE SHARES" shall mean all shares of Sonic's Class A Common Stock, par value $.01 per share, which are originally issued on the date hereof to a Seller, individually, except for those shares for which registration rights are expressly set forth in the Merger Agreement. As used herein, the term "CLOSING DATE MARKET PRICE" shall mean the Market Price as of the Closing Date. As used herein, the term "RESTRICTIVE PERIOD MARKET PRICE" shall mean the Market Price, as determined as of the later of (A) the first trading day after the date of the expiration of the Restrictive Period and (B) the first trading day after the date on which Sellers are first able to utilize a prospectus supplement to the S-3 Registration Statement (as defined in Section 2(b)(i) hereof) for resales.

                (ii) In the event that the Restrictive Period Market Price is less than the Closing Date Market Price, then Sonic shall pay to the Sellers, in their respective ownership percentages of Original Issuance Shares, no later than the third Business Day after the date the Restrictive Period Market Price may be determined, an amount equal to the number of Original Issuance Shares then held by them multiplied by the difference between the Restrictive Period Market Price and the Closing Date Market Price. Such payment shall be made in immediately available funds by bank or cashier's check or wire transfer. Notwithstanding anything contained in this Section 2(a)(ii) to the contrary, in the event that Original Issuance Shares are redeemed pursuant to Section 2(a)(iv) hereof, no payment shall be made under this Section 2(a)(ii).


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                (iii) In the event that the Restrictive Period Market Price exceeds the Closing Date Market Price, then the Sellers shall return to Sonic, no later than the third Business Day after the date the Restrictive Period Market Price may be determined, pro rata according to their respective ownership amounts of the Original Issuance Shares, an aggregate amount of whole Original Issuance Shares with an aggregate Restrictive Period Market Price equal to the number of Original Issuance Shares then held by the Sellers, multiplied by the difference between the Closing Date Market Price and the Restrictive Period Market Price. Any fractional share amount shall be paid by bank or cashier"s check or wire transfer. Notwithstanding anything contained in this Section 2(a)(iii) to the contrary, in the event that the Original Issuance Shares are redeemed pursuant to Section 2(a)(iv) hereof, no payment shall be made under this Section 2(a)(iii).

                (iv) Notwithstanding any other provision of this letter agreement, if on or prior to the ninetieth (90th) day after the Restrictive Period Expiration Date all steps on the part of Sonic necessary to register the resale of all Original Issuance Shares by Sellers shall not have been taken (including, without limitation the filing of the S-3 Registration Statement together with the S-3 Resale Prospectus (as hereinafter defined)), Sonic shall, as and to the extent permitted by the Delaware General Corporation Law, immediately redeem all of the Original Issuance Shares then held by the Sellers and deliver to the Sellers therefor, in immediately available funds by bank or cashier's check or wire transfer, an amount equal to the aggregate Market Price, as of the Closing Date, of all such Original Issuance Shares, together with any accrued and unpaid interest thereon required under Section 2(b)(i) hereof. Any such payment shall be made to the Sellers in their respective ownership percentages of Original Issuance Shares. In such an event, Sellers shall deliver to Sonic certificates representing such Original Issuance Shares, duly endorsed for transfer to Sonic or accompanied by appropriate stock powers and vesting unto Sonic good and marketable title to all of such shares, free and clear of any and all Encumbrances.

            (b) (i) S-3 REGISTRATION STATEMENT. Sonic shall use its best reasonable efforts to register the resale of the Original Issuance Shares pursuant to a registration statement on Form S-3 (the "S-3 REGISTRATION STATEMENT") effective as of the first Business Day after the expiration of the Restrictive Period (the "RESTRICTIVE PERIOD EXPIRATION Date") or as soon thereafter as reasonably practicable. Promptly after the S-3 Registration Statement becomes effective, Sonic shall notify the Sellers thereof. In the event that the S-3 Registration Statement shall not be effective as of the Restrictive Period Expiration Date, Sonic shall be obligated to pay to the Sellers, during the period commencing upon the Restrictive Period Expiration Date and ending upon the date the S-3 Registration Statement becomes effective and an S-3 Resale Prospectus (as hereinafter defined) is current and effective, interest in the amount of the Interest Rate upon the aggregate Market Price, as of the Closing Date, of the Original Issuance Shares then held by the Sellers. Any such interest payments shall be made to the Sellers in their respective ownership percentages of Original Issuance Shares. Any such interest payments shall be made monthly in arrears and shall be paid, with respect to any calendar month, no later than the fifth Business Day of the following calendar month.

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                (ii) LISTING. Sonic shall cause the Original Issuance Shares to be listed for trading on the New York Stock Exchange prior to the termination of the Restrictive Period.

                (iii) CURRENCY OF THE S-3 REGISTRATION STATEMENT. Sonic shall maintain the effectiveness of the S-3 Registration Statement for the resale of the Original Issuance Shares and maintain a current resale prospectus to permit the resale of the Original Issuance Shares until all of the Original Issuance Shares that remain unsold may be sold by the Sellers without restriction pursuant to clause (d) of Rule 145 or clause (k) of Rule 144, as applicable, or any successor regulation thereto. So long as the S-3 Registration Statement is effective, the Sellers agree that they shall effect each resale of Original Issuance Shares only as permitted by Rule 144 or pursuant to a current prospectus or supplements thereto that is a part of the S-3 Registration Statement (the "S-3 RESALE PROSPECTUS") with respect to which Sonic, for each such resale, has granted its prior consent to the use thereof.

            (c) ADDITIONAL SELLERS' OBLIGATIONS. The Sellers agree and acknowledge, with regard to the offer or resale by any of them of any Original Issuance Shares, that:

                (i) any offering of any of the Original Issuance Shares under the S-3 Resale Prospectus by a Seller will be effected in an orderly manner through one or more of the Designated Brokers;

                (ii) if requested by Sonic, in connection with a resale of Original Issuance Shares under the S-3 Registration Statement, the Sellers will enter into one or more custody agreements with one or more banks with respect to such Original Issuance Shares so that all such Original Issuance Shares are held in the custody of such bank or banks provided however that any Original Issuance Shares not sold pursuant to the S-3 Registration Statement shall be released from custody on request of the Sellers;

                (iii) each Seller will make resales of Original Issuance
Shares only by one or more methods described in the S-3 Resale Prospectus (including resales pursuant to Rule 145 or 144, as applicable), as appropriately supplemented or amended when required;

                (iv) since the Original Issuance Shares may be subject to restrictions on resale under Rules 144 or 145, as applicable, the certificates representing the Original Issuance Shares will be issued by Sonic to the Sellers with such legends as Sonic may reasonably require until such Original Issuance Shares are offered pursuant to the foregoing terms under the S-3 Resale Prospectus or pursuant to Rules 144 or 145, as applicable, at which time such certificates shall be tendered to Sonic by the Sellers and a new certificate or certificates without legends shall be issued by Sonic to the Designated Broker in order to settle any resales by the Sellers;

                (v) the Sellers shall provide Sonic, in writing, with all information concerning the Sellers and their resale of the Original Issuance Shares as may be reasonably requested by Sonic in order to comply with the Securities Act, and the Sellers shall indemnify Sonic for any liabilities arising under the Exchange Act, or any state securities or blue sky laws resulting from any material misstatements in, or omissions of material information from, such

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information provided by the Sellers to Sonic pursuant to this clause (v); and

                (vi) the Sellers shall pay the commissions or fees of the Designated Brokers in connection with the resale of the Original Issuance Shares, and Sonic shall pay all fees related to the registration, listing and maintaining the registered status of the Original Issuance Shares and the fees and expenses of the custodial bank or banks holding such Original Issuance Shares, if applicable.

            (d) ADDITIONAL SONIC OBLIGATIONS. Sonic agrees that:

                (i) Sonic shall pay all expenses, including legal and accounting fees, in connection with the preparation, filing and maintenance of, as applicable, the S-3 Registration Statement (including any amendments thereto), the S-3 Resale Prospectus (including any supplements thereto), the issuance of certificates representing the Original Issuance Shares and other expenses incurred by Sonic in meeting its obligations set forth herein; and

                (ii) Sonic shall indemnify the Sellers for any liabilities arising under the Securities Act, the Exchange Act, or any state securities or blue sky laws resulting from any material misstatements in, or omissions of material information from, the S-3 Resale Prospectus and the S-3 Registration Statement, including the information incorporated by reference therein, except for the liabilities referred to in Section 2(c)(v) hereof.

            (e) RESTRICTIVE PERIOD. The Sellers shall not offer, sell or otherwise dispose of, or contract to sell or dispose of, any of the Original Issuance Shares during the Restrictive Period; provided, however, that each Seller may transfer his or her Original Issuance Shares during the Restrictive
Period: (i) to his or her spouse or issue or to a trust for the benefit of his or her spouse or issue or (ii) in connection with his or her death; provided, further, that in the event of any such transfer contemplated by clause (i) or
(ii) above, such Original Issuance Shares shall remain subject to the restrictions on transfer in this Section 2(e).


                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]






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      Please indicate our mutual agreement by signing a copy of this letter in the space provided below and returning it to the undersigned.

                                   Very truly yours,

                                     /s/ Joseph Herson
                                   ----------------------------
                                   Joseph Herson


                                     /s/ Mollye Mills
                                   ----------------------------
                                   Mollye Mills


                                     /s/ Richard Mills
                                   ----------------------------
                                   Richard Mills


                                     /s/ John Jaffe
                                   -----------------------------
                                   John Jaffe


Accepted and Agreed as of the
date first set forth above:

SONIC AUTOMOTIVE, INC.

By: /s/ Theodore M. Wright
    -----------------------
Its: Vice President-Finance and Chief Financial Officer
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